Exhibit 10.50

Execution Version

FIFTH AMENDMENT, dated as of September 18, 2019 (this “Amendment”), to the Credit Agreement (as defined below) among Zuffa Guarantor, LLC, as Holdings (“Holdings”), UFC Holdings, LLC, as Borrower (the “Borrower”), Goldman Sachs Bank USA, as Administrative Agent (the “Administrative Agent”) and the initial Third Additional Term B Lender (as defined below).

RECITALS

A.     Holdings, the Borrower, the Lenders party thereto from time to time and the Administrative Agent are party to that certain First Lien Credit Agreement, dated as of August 18, 2016 (as amended by the First Refinancing Amendment, dated as of February 21, 2017, the First Incremental Term Facility Amendment, dated as of April 25, 2017, the Third Amendment, dated as of March 26, 2019 and the Fourth Amendment, dated as of April 29, 2019 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.     Pursuant to Section 2.20 of the Credit Agreement and clause (c) of the definition of Incremental Cap, the Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Facility Amendments pursuant to the terms and conditions of the Credit Agreement with each Additional Lender agreeing to provide such Incremental Term Loans (each such Additional Lender agreeing to provide Third Additional Term Loans (as defined below) and any assignees thereof, are referred to herein as “Third Additional Term B Lender”)).

C.     The Borrower has requested a borrowing of Incremental Term Loans in an aggregate principal amount of $465,000,000 (the “Third Additional Term Loans”) as a new tranche of Loans under the Credit Agreement in connection with the Incremental Term Loans (the “Third Additional Term B Commitments”) which will be of the same Class as the Refinancing Term Loans, the First Additional Term Loans and the Second Additional Term Loans and the proceeds of which will be used, along with certain cash on hand, to redeem all outstanding Class P Units of Zuffa Parent, LLC under the Preferred Investment (the “Preferred Investment Redemption”).

D.    The initial Third Additional Term B Lender party hereto has agreed to make the Third Additional Term Loans on the terms and conditions set forth herein.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrower, the initial Third Additional Term B Lender party hereto and the Administrative Agent hereby agree as follows:

ARTICLE I.

Incremental Term Facility Amendment

SECTION 1.01.    Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02.    Third Additional Term B Commitments. (a) Subject to the terms and conditions set forth herein, on the Fifth Amendment Effective Date (as defined below), the initial Third Additional Term B Lender party hereto agrees (i) that it shall be considered a Lender and a Term Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to fund Third Additional Term Loans in an aggregate principal amount not to exceed the amount set forth opposite the Third Additional Term B Lender’s name on Schedule A hereto.

(b)    The terms and provisions of the Third Additional Term Loans shall be identical to the terms and provisions of the Refinancing Term Loans, the First Additional Term Loans and the Second Additional Term Loans and will constitute the same Class of Term Loans for all purposes under the Credit Agreement. The aggregate amount of the Third Additional Term Loans made under this Amendment shall be $465,000,000. The Borrower shall use the proceeds of the Third Additional Term Loans as set forth in the recitals to this Amendment.

(c)    The initial Third Additional Term B Lender, by delivering its signature page to this Amendment and funding Third Additional Term Loans on the Fifth Amendment Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent and the Third Additional Term B Lender on the Fifth Amendment Effective Date.

(d)    Pursuant to Section 2.20 of the Credit Agreement and subject to the terms and conditions set forth herein, effective as of the Fifth Amendment Effective Date, for all purposes of the Loan Documents, (i) the Third Additional Term B Commitments shall constitute “Term Commitments”, (ii) the Third Additional Term Loans shall constitute “Incremental Term Loans” and “Term Loans” and (iii) each Third Additional Term B Lender shall constitute an “Additional Lender”, a “Term Lender” and a “Lender” (if the Third Additional Term B Lender is not already a Term Lender or Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Term Commitment (or, following the making of a Third Additional Term Loan, a Term Loan), and other related terms will have correlative meanings mutatis mutandis. Upon execution and delivery of this Amendment, the Administrative Agent will record the Third Additional Term Loans as being of the same Class as the Refinancing Term Loans, the First Additional Term Loans and the Second Additional Term Loans.

SECTION 1.03.    Amendment of Credit Agreement. (a) Effective as of the Fifth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)    The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Fifth Amendment” means the Fifth Amendment to this Agreement dated as of September 18, 2019, among Holdings, the Borrower, the Third Additional Term B Lender party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” has the meaning assigned thereto in the Fifth Amendment.

“Fifth Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of September 18, 2019, among Holdings, the other Guarantors party thereto and the Administrative Agent.

“Third Additional Term B Commitment” has the meaning assigned thereto in the Fifth Amendment.

“Third Additional Term B Lender” has the meaning assigned thereto in the Fifth Amendment.

“Third Additional Term Loan” has the meaning assigned thereto in the Fifth Amendment.

“Preferred Investment Redemption” has the meaning assigned thereto in the Fifth Amendment.

(ii)    The last sentence of the definition of “Class” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything herein to the contrary, (i) the Third Additional Term Loans shall be deemed to be of the same Class as the Refinancing Term Loans, the First Additional Term Loans and the Second Additional Term Loans and (ii) and the First Revolving Increase Loans shall be deemed to be of the same Class as the Revolving Loans.”

(iii)    The definition of “Loan Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “the Fifth Amendment,” after the text “the Fourth Amendment,” appearing in such definition.

(iv)    The definition of “Security Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “, the Fifth Amendment Reaffirmation Agreement” after the text “, the Fourth Amendment Reaffirmation Agreement” appearing in such definition.

(v)    The definition of “Term Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Commitment” means, (a) the Refinancing Term Commitment, (b) the First Additional Term B Commitment, (c) the Second Additional Term B Commitment and (d) the Third Additional Term B Commitment.”

(vi)    The definition of “Term Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loan” means (a) the Refinancing Term Loans, (b) the First Additional Term Loans made in accordance with Section 2.20 by the First Additional Term B Lender on the First Incremental Term Facility Amendment Effective Date constituting Incremental Term Loans made pursuant to the First Incremental Term Facility Amendment, (c) the Second Additional Term Loans made in accordance with Section 2.20 by the Second Additional Term B Lender on the Fourth Amendment Effective Date constituting Incremental Term Loans made pursuant to the Fourth Amendment and (d) the Third Additional Term Loans made in accordance with Section 2.20 by the Third Additional Term B Lender on the Fifth Amendment Effective Date constituting Incremental Term Loans made pursuant to the Fifth Amendment.”

(vii)    Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions set forth herein, in the First Incremental Term Facility Amendment, in the Fourth Amendment and in the Fifth Amendment, as applicable, (a) [reserved], (b) each Revolving Lender agrees to make Revolving Loans to the Borrower denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (c) each First Additional Term B Lender agrees to make a First Additional Term Loan to the Borrowers on the First Incremental Term Facility Amendment Effective Date in a principal amount not to exceed its First Additional Term B Commitment, (d) each Second Additional Term B Lender agrees to make a Second Additional Term Loan to the Borrower on the Fourth Amendment Effective Date in a principal amount not to exceed its Second Additional Term B Commitment and (e) each Third Additional Term B Lender agrees to make a Third Additional Term Loan to the Borrower on the Fifth Amendment Effective Date in a principal amount not to exceed its Third Additional Term B Commitment. The Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.”

(viii)    Clause (a) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay Term Loan Borrowings on the last day of each March, June, September and December (commencing on September 30, 2019) in the principal amount of Term Loans equal to (1) the aggregate outstanding principal amount of the Term Loans as of the Fifth Amendment Effective Date, multiplied by (2) an amount equal to (x) the aggregate outstanding principal amount of the Term Loans on the Effective Date, divided by, (y) the aggregate outstanding principal amount of the Term Loans immediately prior to the Fifth Amendment Effective Date, multiplied by, (3) 0.25%; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.”

(ix)    Clause (a) of Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that in the event that, on or prior to the six month anniversary of the Fifth Amendment Effective Date, the Borrowers (i) makes any prepayment of Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term Loans, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1% of the principal amount of the Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.”

(x)    Section 3.17 of the Credit Agreement is hereby amended by (i) replacing the “and” before clause (d) with “;” and (ii) adding the following as a new clause (e):

“and (e) the Third Additional Term Loans made on the Fifth Amendment Effective Date shall be applied to finance the Preferred Investment Redemption.”

(xi)    Section 5.10 of the Credit Agreement is hereby amended by adding the following text before the last sentence thereof:

“The proceeds of the Third Additional Term Loans will be used to finance the Preferred Investment Redemption.”

ARTICLE II.

Conditions to Effectiveness

SECTION 2.01.    Amendment Effectiveness. This Amendment shall become effective as of the first date (the “Fifth Amendment Effective Date”) on which the following conditions have been satisfied or waived:

(a)    The Administrative Agent and Goldman Sachs Bank USA (acting through itself or any of its designated affiliates, “GS Bank”) and KKR Capital Markets LLC (together with certain of its affiliates, “KCM” ; together with GS Bank, in such capacity, the “Lead Arrangers”) (or their counsel) shall have received from (i) the Borrower, (ii) Holdings, (iii) the Third Additional Term B Lender party hereto, and (iv) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b)    The obligation of the Third Additional Term B Lender party hereto to make Third Additional Term Loans on the Fifth Amendment Effective Date is subject to the satisfaction of the following conditions:

(i)    Immediately before and after giving effect to the borrowing of the Third Additional Term Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Fifth Amendment Effective Date.

(ii)    The Administrative Agent and the Third Additional Term B Lender party hereto shall have received a certificate of a Responsible Officer of the Borrower dated the Fifth Amendment Effective Date, certifying compliance with clause (i) above.

(iii)    The Administrative Agent and the Lead Arrangers shall have received a written opinion (addressed to the Administrative Agent and the Third Additional Term B Lender party hereto and the other Lenders party to the Credit Agreement and dated the Fifth Amendment Effective Date) of (i) Simpson Thacher & Bartlett LLP, New York and Delaware counsel for the Loan Parties and (ii) Lewis Roca Rothgerber Christie LLP, special Nevada counsel for the Loan Parties. The Borrower hereby requests each such counsel to deliver such opinion.

(iv)    The Administrative Agent and the Lead Arrangers shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority (or a representation that such Organizational Documents have not been amended since the date last delivered to the Administrative Agent), (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party (or a representation that such Responsible Officers have not changed since the date last delivered to the Administrative Agent), (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Fifth Amendment Effective

Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(v)    The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the Third Additional Term B Lender party hereto make the Third Additional Term Loans to the Borrower on the Fifth Amendment Effective Date.

(vi)    Each Loan Party shall have entered into the Fifth Amendment Reaffirmation Agreement.

(vii)    The Administrative Agent and the Lead Arrangers shall have received all documentation including a certificate regarding beneficial ownership required by 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”) at least three Business Days prior to the Fifth Amendment Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Fifth Amendment Effective Date and that the Administrative Agent or the Lead Arrangers have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act and the Beneficial Ownership Regulation.

(viii)    The Administrative Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent on or prior to the Fifth Amendment Effective Date with respect to the Loan Parties.

(c)    The Administrative Agent and the Lead Arrangers shall have received, in immediately available funds, payment or reimbursement of all reasonable and documented costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least two Business Days prior to the Fifth Amendment Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lead Arrangers.

(d)    The Borrower shall have paid to the Lead Arrangers the fees in the amounts previously agreed in writing to be received on the Fifth Amendment Effective Date.

(e)    The Administrative Agent shall notify the Borrower, the Third Additional Term B Lender and the other Lenders of the Fifth Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective and the obligations of the Third Additional Term B Lender hereunder to make Third Additional Term Loans will automatically terminate if each of the conditions set forth or referred to in this Section 2.01 has not been satisfied or waived at or prior to 5:00 p.m., New York City time, on September 18, 2019.

ARTICLE III.

Miscellaneous

SECTION 3.01.    Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, including the Third Additional Term B Lender and the Administrative Agent that, as of the Fifth Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Fifth Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Fifth Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the Fifth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c)    After giving effect to this Amendment and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the Fifth Amendment Effective Date.

(d)    Immediately after the consummation of the transactions contemplated under this Amendment to occur on the Fifth Amendment Effective Date, Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the transactions contemplated under this Amendment to occur on the Fifth Amendment Effective Date, Solvent.

SECTION 3.02.    Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Fifth Amendment Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b)    On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute an Incremental Facility Amendment entered into pursuant to Section 2.20 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3.03.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 3.04.    Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent and the Lead Arrangers for its reasonable out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for each of the Administrative Agent and the Lead Arrangers, respectively.

SECTION 3.05.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 3.06.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 3.07.    Tax Matters. The Borrower and the Administrative Agent agree to treat, for U.S. federal income tax purposes, (i) the Third Additional Term Loans as issued in a “qualified reopening” (within the meaning of Treasury Regulations section 1.1275-2(k)) of the Existing Term Loans and (ii) as of the Fifth Amendment Effective Date, the Term Loans (including the Third Additional Term Loans) as fungible.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

ZUFFA GUARANTOR, LLC

By:	/s/ Andrew Schleimer
Name:	Andrew Schleimer
Title:	Chief Financial Officer

UFC HOLDINGS, LLC

By:	/s/ Andrew Schleimer
Name:	Andrew Schleimer
Title:	Chief Financial Officer

[Signature Page to Fifth Amendment]

GOLDMAN SACHS BANK USA, as Administrative Agent and a Third Additional Term B Lender

By:	/s/ Thomas M. Manning
Name:	Thomas M. Manning
Title:	Authorized Signatory

[Signature Page to Fifth Amendment]

Schedule A

Third Additional Term B Lender	Third Additional Term B Commitment
Goldman Sachs Bank USA	$465,000,000

Total	$465,000,000